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                                                                    EXHIBIT 23.2

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS
              --------------------------------------------------


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2000 Employee Stock Purchase Plan, the 2000 Stock Option Plan, the Amended and Restated 1998 Stock Option Plan, the Third Amended and Restated 1995 Stock Option Plan and the 1998 Directors' Stock Option Plan of our report dated February 11, 2000 with respect to the consolidated financial statements of Metawave Communications Corporation included in its Registration Statement (Form S-1 No. 333-30568), filed with the Securities and Exchange Commission.


Seattle, WA                                    ERNST & YOUNG LLP
April 27, 2000